UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 W. Germantown Pike
Norristown, PA	19401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 239-8850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Form of Nonqualified and Incentive Stock Option Agreements

On March 16, 2005, the Compensation Committee of our Board of Directors approved two form nonqualified stock option agreements (the “NonQual Agreements”) for use in connection with awards of stock options under our 2004 Equity Compensation Plan (“2004 Plan”). These two form agreements contain identical provisions except in the event of a change of control of Auxilium. One form provides for immediate vesting upon a change of control, whereas the other provides that our Compensation Committee may take such actions as it deems appropriate pursuant to the 2004 Plan.

Also on March 16, 2005, our Compensation Committee approved two forms of incentive stock option agreements (the “ISO Agreements”) for use in connection with awards of stock options under our 2004 Plan. These two form agreements contain identical provisions except in the event of a change of control of Auxilium. One form provides for immediate vesting upon a change of control, whereas the other provides that our Compensation Committee may take such actions as it deems appropriate pursuant to the 2004 Plan.

The NonQual Agreements and the ISO Agreements (collectively, the “Option Agreements”) set forth the terms and conditions of stock options granted pursuant to the 2004 Plan. The stock options evidenced by the Option Agreements are also subject to the general terms of the 2004 Plan. The Option Agreements provide that the option will vest over time as determined at the date of the grant and that the option will terminate ten years from the date of grant. In addition, the Option Agreements provide that, if the optionee’s employment is terminated for cause, or if the optionee engages in conduct that constitutes cause after the optionee’s employment or services terminate, any vested or unvested portion of the option shall terminate. If the optionee’s employment is terminated for any reason other than death, disability or cause, the unvested portion of the option will terminate and the optionee will have ninety (90) days to exercise any vested portion of the option. Upon the optionee’s death or disability, the unvested portion of the option will terminate and the optionee, or the optionee’s beneficiary or estate, will have one year to exercise any vested portion of the option.

The foregoing is a summary description of certain terms of the NonQual Agreements and the ISO Agreements, and, by its nature, is incomplete. It is qualified in its entirety by the text of the NonQual Agreements attached as Exhibits 10.1 and 10.2 and the ISO Agreements attached as Exhibits 10.3 and 10.4 to this Report and incorporated herein by reference. All readers are encouraged to read the entire text of the Option Agreements and the 2004 Plan.

Employment Agreements with Certain Executive Officers

Jyrki Mattila, M.D., Ph.D.

On March 16, 2005, the Compensation Committee of our Board of Directors approved the promotion of Jyrki Mattila, M.D., Ph.D., our then Executive Vice President, Business Development, to Executive Vice President, Business Development, Research and Development and Technical Operations, effective as of January 31, 2005. Our Compensation Committee also approved an increase in Dr. Mattila’s annual base salary from $250,000 in 2004 to $300,000 for 2005 in light of the additional responsibilities the Compensation Committee expects Dr. Mattila to assume in the discharge of the duties of his new position.

Jennifer Evans Stacey

On March 22, 2005, we entered into an Employment Agreement (the “Employment Agreement”) with Jennifer Evans Stacey to serve as our Executive Vice President, Secretary and General Counsel. The Employment Agreement provides that Ms. Stacey shall receive an initial annual base salary of $250,000 which will be reviewed annually for appropriate increases by our Board of Directors or by our Compensation Committee. In addition, Ms. Stacey received a $19,000 signing bonus and a non-qualified option to purchase 110,000 shares of our common stock at an exercise price per share of $5.36, the last reported sale price of a share of our common stock on the NASDAQ National market on the date the option grant was approved by our Board of Directors. The option will vest 25% per year over four years commencing on February 7, 2005. The option is governed by our standard form nonqualified stock option agreement, including provision for automatic acceleration upon a change of control of Auxilium.

The Employment Agreement provides that Ms. Stacey will be entitled to participate in all incentive compensation plans that we establish and that her bonus eligibility for 2005 is $87,500, subject to achievement of goals to be mutually agreed upon by Ms. Stacey and our Chief Executive Officer. Ms. Stacey is also eligible to benefits and participation in our employee benefit plans to the same extent as other employees. Participation in employee benefits plans will be subject to the terms of the benefit plans in effect from time to time.

The Employment Agreement may be terminated by us at any time for cause or upon 30 days written notice without cause. If we terminate Ms. Stacey’s employment without cause, we will be obligated to pay her severance equal to nine months of her base salary in effect at the time of her termination. The severance amount shall be paid in equal monthly installments over the nine-month period following her termination. In addition, we would be obligated to pay for her continued participation in our group medical, dental and prescription drug programs during the nine-month period following her termination or obtain comparable benefits at our cost. All outstanding stock options and stock awards held by Ms. Stacey at the date of termination of employment will continue to vest during the nine-month period following her termination as if she had remained employed during such period.

Notwithstanding the foregoing, if a change of control occurs during the employment term and Ms. Stacey’s employment is terminated without cause at any time or she resigns for good reason during the two-year period following the change of control, Ms. Stacey will be entitled to the following change of control severance benefits:

•	a lump sum payment equal to 1.25 times her base salary plus 1.25 times her average annual bonus for the two fiscal years preceding her termination;

•	continued participation, at our cost, in our group medical, dental and prescription drug programs during the 15-month period after termination of employment or payment to obtain comparable benefits at our cost; and

•	immediate vesting of all outstanding options and stock awards.

If payments become due as a result of a change of control and the excise tax imposed by Internal Revenue Code Section 4999 applies, the terms of the Employment Agreement require us to pay

Ms. Stacey the amount of this excise tax plus the amount of income and other taxes due as a result of the payment of the amount of the excise tax.

Additionally, the Employment Agreement includes non-competition, confidentiality, development assignment and non-solicitation covenants. For a period of one year after termination of Ms. Stacey’s employment for any reason, she may not directly or indirectly engage in any business or other activity in the U.S. and Canada that competes directly with us in the sale of pharmaceutical or other products being manufactured, marketed, distributed or developed by us at the time of termination of her employment. The Employment Agreement also provides that Ms. Stacey must disclose and assign all developments discovered in connection with her employment, and that for the one-year period after termination of her employment for any reason, she may not solicit our principal customers, encourage any principal customer to reduce its patronage of us, or solicit or recruit our employees.

The foregoing is a summary description of certain terms of the Employment Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Employment Agreement attached as Exhibit 10.5 to this Report and incorporated herein by reference. All readers are encouraged to read the entire text of the Employment Agreement attached hereto.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Non-qualified Stock Option Agreement for awards under the Registrant’s 2004 Equity Compensation Plan, including provision for immediate vesting upon a change of control of the Registrant.

10.2	Form of Non-qualified Stock Option Agreement for awards under the Registrant’s 2004 Equity Compensation Plan.

10.3	Form of Incentive Stock Option Agreement for awards under the Registrant’s 2004 Equity Compensation Plan, including provision for immediate vesting upon a change of control of the Registrant.

10.4	Form of Incentive Stock Option Agreement for awards under the Registrant’s 2004 Equity Compensation Plan.

10.5	Employment Agreement, dated March 22, 2005, between Jennifer Evans Stacey and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: March 22, 2005	By:	/s/ GERRI A. HENWOOD
Gerri A. Henwood
Chief Executive Officer, Interim President
and Chairman

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Non-qualified Stock Option Agreement for awards under the Registrant’s 2004 Equity Compensation Plan, including provision for automatic acceleration of vesting upon a change of control of the Registrant.

10.2	Form of Non-qualified Stock Option Agreement for awards under the Registrant’s 2004 Equity Compensation Plan.

10.3	Form of Incentive Stock Option Agreement for awards under the Registrant’s 2004 Equity Compensation Plan, including provision for automatic acceleration of vesting upon a change of control of the Registrant.

10.4	Form of Incentive Stock Option Agreement for awards under the Registrant’s 2004 Equity Compensation Plan.

10.5	Employment Agreement, dated March 22, 2005, between Jennifer Evans Stacey and the Registrant.